UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. ___ )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[   ]  Preliminary proxy statement
[   ]  Confidential, for the Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive proxy statement
[   ]  Definitive additional materials
[   ]  Soliciting Material Pursuant to Rule 240.14a-12

                               APHTON CORPORATION
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11. 1) Title of each class of securities to which transaction applies:

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         2) Aggregate number of securities to which transaction applies:

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         3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4) Proposed maximum aggregate value of transaction:

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         5)   Total fee paid:

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[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)   Amount previously paid:

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         2)   Form, Schedule or Registration Statement No.:

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         3)   Filing party:

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         4)   Date filed:

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

                               Aphton Corporation
                        80 S.W. Eighth Street, Suite 2160
                              Miami, Florida 33130
                                 (305) 374-7338

                                 April 28, 2003

Dear Shareholder:

     You are cordially invited to attend an Annual Meeting of Shareholders of Aphton Corporation (the "Company"), which will be held on May 21, 2003, at 10:00 A.M. at the offices of White & Case LLP, located at First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131-2352.

     The Notice of Annual Meeting and the Proxy Statement are enclosed herewith. Shareholders will be asked to (a) elect two directors in one class (Class 2) and the nominees are Messrs. Georges Hibon and Nicholas John Stathis, whose term of office would expire at the 2006 Annual Meeting of Shareholders, (b) approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock and preferred stock, and (c) approve a $20 million private placement of senior convertible notes and warrants of which the first $15 million tranche closed on March 31, 2003.

     Your vote is very important. Whether or not you expect to attend the Annual Meeting in person, please review the Proxy Statement and at your earliest convenience sign, date and return the enclosed proxy card so that your shares will be represented at the meeting. A prepaid return envelope is enclosed for this purpose.

                                            Yours truly,

                                            /s/ Philip C. Gevas
                                            -----------------------------------
                                           Philip C. Gevas
                                           Chairman, President and
                                           Chief Executive Officer



Enclosures.

                                 April 28, 2003

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON May 21, 2003

     An Annual Meeting of Shareholders of Aphton Corporation, a Delaware corporation, will be held at the offices of White & Case LLP, located at First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131-2352, on May 21, 2003, at 10:00 A.M. for the following purposes:

     (1) To elect two directors in one class (Class 2) to hold office until the 2006 Annual Meeting of Shareholders and thereafter until their successors are duly elected and qualified;

     (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from THIRTY MILLION (30,000,000) to SIXTY MILLION (60,000,000) and to increase the number of authorized shares of preferred stock from TWO MILLION (2,000,000) to FOUR MILLION (4,000,000);

     (3) To approve a $20 million private placement of senior convertible notes and warrants of which the first $15 million tranche closed on March 31, 2003; and

     (4) To transact such other business as may properly come before the meeting.

     On any business day from May 7, 2003 until May 21, 2003, during ordinary business hours, shareholders may examine the list of shareholders for any purpose germane to the meeting at the Office of the Company's attorneys, White & Case LLP, First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131-2352.

     The Board of Directors has fixed the close of business on April 9, 2003, as the record date for determination of shareholders entitled to be notified and to vote at the Annual Meeting. All holders of record of shares of Aphton Corporation Common Stock (NASDAQ: APHT) at the close of business on the record date are entitled to vote at the Annual Meeting and any postponements or adjournments of the Annual Meeting.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD REQUESTS THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING SELF-ADDRESSED, STAMPED ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY.

By Order of the Board of Directors

/s/ Philip C. Gevas
-----------------------
Philip C. Gevas
Chairman, President and Chief Executive Officer
Aphton Corporation
80 S.W. Eighth Street, Suite 2160
Miami, Florida 33130
(305) 374-7338

                                TABLE OF CONTENTS


 Questions and Answers About the Annual Meeting and Voting..................   1

 Proposal No. 1 - Election of Directors.....................................   4

 Proposal No. 2 - Amendment of Certificate of Incorporation to Increase
      Authorized Shares of Common Stock and Preferred Stock ................   5

 Proposal No. 3 - Sale and Issuance of Up to $20 Million of
      Senior Convertible Notes and Warrants....................... .........   9

 Description of Securities..................................................  11

 Committee Meetings of the Board Directors..................................  16

 Compensation Committee Report..............................................  17

 Stock Price Performance Chart..............................................  17

 Executive Compensation.....................................................  19

 Equity Compensation Plan...................................................  20

 Audit Committee Report.....................................................  21

 Audit Committee Charter....................................................  22

 Stock Ownership of Principal Shareholders and Management ..................  24

 Shareholders Proposals.....................................................  25

 Miscellaneous..............................................................  26



 APPENDIX A................................................................. A-1

                             MEETING OF SHAREHOLDERS

                    -----------------------------------------

                                 PROXY STATEMENT

                    -----------------------------------------

                               APHTON CORPORATION
                        80 S.W. Eighth Street, Suite 2160
                              Miami, Florida 33130

                                 APRIL 28, 2003

                                  INTRODUCTION

     This Proxy Statement is being mailed on or about April 30, 2003, to shareholders of Aphton Corporation (the "Company") in connection with the solicitation of Proxies by the Company's Board of Directors for use at the Company's Annual Meeting of Shareholders to be held on May 21, 2003, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The accompanying proxy, and all expenses incident to the solicitation, are to be paid by the Company.


            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

     At our Annual Meeting, shareholders will act upon the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement, including (1) the election of two directors in one class (Class 2) to hold office until the 2006 Annual Meeting of Shareholders and thereafter until their successors are duly elected and qualified; (2) the consideration of a proposal to amend the Company's Certificate of Incorporation to increase the authorized shares of common stock of the Company, par value $0.001 (the "Common Stock") from THIRTY MILLION (30,000,000) to SIXTY MILLION (60,000,000) and to increase the authorized shares of preferred stock of the Company, par value $0.001 (the "Preferred Stock") from TWO MILLION (2,000,000) to FOUR MILLION (4,000,000); and
(3) the consideration of a proposal to approve a $20 million private placement of senior convertible notes and warrants of which the first $15 million tranche closed on March 31, 2003.

Who is entitled to vote at the Annual Meeting?

     Only shareholders of record at the close of business on April 9, 2003, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you are a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. A list of such shareholders will be available for examination by any shareholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the Office of the Company's attorneys, White & Case LLP, First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131-2352, on any business day from May 7, 2003 until May 21, 2003 during ordinary business hours.

What is the record date?

     April 9, 2003 is the record date for voting at the Annual Meeting.

How many shares of the Company's Common Stock were outstanding on the record date and what are the voting rights of the holders of those shares?

     As of April 9, 2003, 24,701,639 shares of the Company's Common Stock were outstanding. Each outstanding share of Aphton Corporation Common Stock will be entitled to one vote on each matter.

Who can attend the Annual Meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and guests may accompany each attendee. Registration will begin at 9:45 am, and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport, if you intend to vote your shares at the Annual Meeting. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

     The presence at the Annual Meeting of the holders of a majority of the outstanding shares of the Company's Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum, permitting the Annual Meeting to conduct its business. Proxies marked "abstain" as to a particular proposal and broker non-votes (as defined below) are counted by the Company for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business. Broker non-votes relate generally to shares of stock held of record in "street name" by a broker as to which the broker has no discretionary authority to vote and as to which the broker has not received any voting directions from the beneficial owner. Thus, if you hold your shares in "street name" and do not give your broker or nominee specific voting instructions, your shares may not be voted on all matters presented at the Annual Meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote on the proposals will need to complete and return the proxy form sent to them by their broker or other nominee that holds their shares.

Can I vote by telephone or electronically?

     If you are a registered shareholder (that is, if you hold your stock in certificate form) you may not vote by telephone or electronically since we do not have the capability. Registered shareholders must follow the instructions included with your proxy card. If your shares are held in "street name", please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 A.M. EST on May 19, 2003.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted at the Annual Meeting by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. "Street name" shareholders should consult their broker or nominee to determine how to change their vote.

What are the Board's recommendations?

     The Board's recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

     (1) FOR the election of Messrs. Hibon and Stathis to hold office as directors until the 2006 Annual Meeting of Shareholders and thereafter until their successors are duly elected qualified;

     (2) FOR the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from THIRTY MILLION (30,000,000) to SIXTY MILLION (60,000,000) and to increase the number of authorized shares of Preferred Stock from TWO MILLION (2,000,000) to FOUR MILLION (4,000,000); and

     (3) FOR the approval of a $20 million private placement of senior convertible notes and warrants of which the first $15 million tranche closed on March 31, 2003.

     With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve the proposals?

     For the approval of the above proposals, the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required. Abstentions and broker non-votes with respect to these proposal will be counted in determining whether a quorum is present and will be treated as neither a vote "for" nor a vote "against" the proposals.

Where can I find more information?

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. The following is a list of documents we have filed with the SEC since January 1, 2003:

     o Annual report on Form 10-K for the year ended December 31, 2002 filed on March 31, 2003;

     o Current reports on Form 8-K filed on February 6, 2003 and February 21, 2003; two current reports on Form 8-K filed on February 24, 2003; current report on Form 8-K filed on March 6, 2003; two current reports on Form 8-K filed on April 1, 2003; and

     o Registration Statement on Form S-3 (File No. 333-104517) filed by the Company on behalf of a selling shareholder on April 14, 2003.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of five directors. The persons who are elected directors at the 2003 Annual Meeting will hold office until the 2006 Annual Meeting of Shareholders and thereafter until their successors are duly elected, and qualified.

     Set forth below are the names and principal occupations of those persons who are presently directors of the Company. Information regarding the respective number of shares of Common Stock beneficially owned, directly or indirectly, by each of the directors of the Company is set forth in the table titled "Stock Ownership of Principal Shareholders and Management" below. Messrs. Georges Hibon and Nicholas John Stathis are the Class 2 nominees for election.

     Philip C. Gevas - 69, Chairman of the Board of Directors (Class 3), President and Chief Executive Officer. Mr. Gevas has served as director, President and Chief Executive Officer since co-founding Aphton in 1981. Mr. Gevas conceived and directed the development of Aphton's inventions which have resulted in numerous patents for Aphton for the treatment of colorectal, pancreatic, liver, esophageal and stomach cancers, and gastroesophageal reflux disease (GERD). After serving as an officer in the United States Air Force, Mr. Gevas had experience in the defense industry in management, science and engineering. Mr. Gevas has the degrees of M.E., and M.S. Mathematics (Stevens Institute of Technology) and M.S.E.E. (Ohio State University).

     William A. Hasler - 61, Vice Chairman of the Board (Class 3), Director and Co-Chief Executive Officer. Mr. Hasler has served as director of the Company since 1991. Mr. Hasler's expertise and experience in management are focused both on strategy and in operations, in the execution of plans and programs. Prior to his appointment as Aphton's Co-Chief Executive Officer in July 1998, Mr. Hasler was Dean of both the Graduate School and Undergraduate School of Business at the University of California, Berkeley for more than five years. Earlier, Mr. Hasler was Vice Chairman of KPMG Peat Marwick, responsible for management consulting worldwide. He is currently also the Chairman and a director of Solectron Corp, director of Stratex Networks and Ditech Communications, trustee of Schwab Funds, and public governor of the Pacific Exchange.

     Robert S. Basso - 58, Director (Class 1). Mr. Basso has served as director since 1984. Mr. Basso has served as Chairman of Correspondent Services Corporation (CSC) and as Managing Director of UBS PaineWebber Inc. for more than ten years. Previously, Mr. Basso was President of Broadcort Capital Corporation and Managing Director of Merrill Lynch, Pierce, Fenner & Smith.

     Georges Hibon - 65, Director (Class 2). Mr. Hibon has served as director since 2001. For the past ten years, Mr. Hibon has served as Chairman and Chief Executive Officer of Pasteur Merieux Connaught, NA and a member of its Board of Directors. Previously, Mr. Hibon was President of Merck France. The French Government awarded Mr. Hibon the honor of "Chevalier de la Legion d'Honeur" for outstanding military and civilian accomplishments.

     Nicholas John Stathis, Esq. - 79, Director (Class 2). Mr. Stathis has served as director since 1994. Previously, Mr. Stathis served as counsel at White & Case LLP, was a partner at Botein, Hays & Sklar; Watson, Leavenworth, Kelton & Taggart; and at Hopgood, Calimafde, Kalil, Blaustein & Judlowe. Mr. Stathis practiced in all areas of patent, trademark, copyright and unfair competition law.

     Directors have not received any fees for services on the Board. Board members are reimbursed for their expenses for each meeting attended.

     If for any reason Messrs. Hibon and Stathis should not be available as candidates for directors, an event that the Board of Directors does not anticipate, the persons named in the enclosed proxy will vote for such other candidates as may be nominated by the Board and discretionary authority to do so is included in the Proxy.

Vote Required and Board of Directors' Recommendation

     The Board of Directors recommends a vote "FOR" Proposal No. 1. The affirmative vote by a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting will be required to elect Messrs. Hibon and Stathis. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast with respect to this proposal.

                                 PROPOSAL NO. 2

              AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

     On September 24, 2002, the Board of Directors approved an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from THIRTY MILLION (30,000,000) to SIXTY MILLION (60,000,000) and to increase the authorized shares of Preferred Stock, from TWO MILLION (2,000,000) to FOUR MILLION (4,000,000). A form of the Amended and Restated Certificate of Incorporation is attached hereto as Appendix A.

     The Company is engaged in the research and development and clinical trials of its products, both independently and through various strategic collaborations with major pharmaceutical companies. The Company has funded its operations since inception primarily through the sale of its Common Stock and convertible securities. The Company is currently authorized to issue 30,000,000 shares of Common Stock.

     As of April 9, 2003, 24,701,639 shares of Common Stock were outstanding excluding:

     (i) approximately 3,700,000 shares reserved for issuance upon the exercise of options and awards currently outstanding or that may be in the future be outstanding under the Company's stock-based compensation plans (the "Company Warrants"); and

     (ii) 150,000 shares of Common Stock issuable upon the exercise of warrants sold to Mainfield Enterprises, Inc. in a private placement closed on February 24, 2003 (the "Mainfield Warrants").

     While a substantial portion of these warrants have exercise prices that are well in excess of the current market price of the Common Stock, the Company must keep a sufficient number of its authorized but unissued Common Stock reserved for issuance upon the exercise of these warrants so long as they are outstanding.

     The Company is currently authorized to issue 2,000,000 shares of Preferred Stock. As of December 31, 2002, none of the shares of Preferred Stock has been issued or was outstanding.

The Private Placement

     On March 31, 2003, the Company issued and sold in a private placement convertible, redeemable, 5-year, interest-bearing senior convertible notes (the "Senior Convertible Notes") to three institutional investors (the "Notes Buyers"), including a substantial participation by two existing investors in the Company, for proceeds of $15 million in the first tranche closing. The Senior Convertible Notes are convertible at a fixed price of $2.50 per share, subject to adjustment in certain circumstances set pursuant to the provisions of the Senior Convertible Notes (see "Description of Securities" below for a full description of the price adjustment provisions). As part of the transaction the Company also issued to the Notes Buyers five year warrants to purchase 1,080,000 shares of the Company's Common Stock (the "Notes Buyers' Warrants") at $2.70 per share, unless otherwise adjusted prior to exercise pursuant to the provisions of the Notes Buyers' Warrants (see "Description of Securities" below for a full description of the price adjustment provisions). Both the Senior Convertible Notes and the Notes Buyers' Warrants have registration rights. In addition, and subject to certain conditions, the Company is obligated to sell and one of the Notes Buyers is obligated to purchase an additional $5 million of the Senior Convertible Notes and Notes

Buyers' Warrants convertible into shares of Common Stock, also with registration rights, in a second tranche (the "Second Tranche").

Covenants to Increase Authorized Stock and Reserve Shares

     In connection with the private placement, the Company entered into a Securities Purchase Agreement with the Notes Buyers (the "Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, the Company covenants to:

     (i) propose to its shareholders at the next meeting of shareholders the approval of an increase in the authorized Common Stock to 60,000,000 shares. This Proposal No. 2 is made, among other reasons discussed below, pursuant to this covenant;

     (ii) immediately following the shareholder approval sought under Proposals No. 2 and No. 3, take all action necessary to have authorized and reserved, for the purposes of issuance, a number of shares of Common Stock which equals 150% of (A) the number of shares of Common Stock issuable upon the conversion of the entire face amount of the $15 million Senior Convertible Notes (which equals 6,000,000 shares of Common Stock based on the current conversion price, subject to adjustment in certain circumstances) and any unpaid and accrued interest thereon payable in shares of Common Stock, and (B) 1,080,000 shares of Common Stock issuable upon the exercise of Notes Buyers' Warrants (subject to adjustment in certain circumstances); the Senior Convertible Notes and the Notes Buyers' Warrants are not convertible or exercisable, respectively, by the Notes Buyers until shareholder approval is obtained for this Proposal No. 2 and Proposal No. 3; and

     (iii) upon the closing of the Second Tranche, take all action necessary to have authorized and reserved, for the purposes of issuance, a number of shares of Common Stock which equals 150% of (A) the number of shares of Common Stock issuable upon the conversion of the entire face amount of the $5 million Senior Convertible Notes (which equals 2,000,000 shares of Common Stock based on the current conversion price, subject to adjustment in certain circumstances) and any unpaid and accrued interest thereon payable in shares of Common Stock, and
(B) 360,000 shares of Common Stock issuable upon the exercise of Notes Buyers' Warrants (subject to adjustment in certain circumstances). The closing of the Second Tranche is subject to certain conditions set forth in the Securities Purchase Agreement, including the shareholder approval sought under this Proposal No. 2 and Proposal No. 3 (see "Description of Securities" for a full discussion of these conditions).

Reasons for Amendment

     The closing of the Second Tranche of the private placement is conditioned upon, among other things, the Company's obtaining shareholder approval for this Proposal No. 2 and Proposal No. 3. If the Company is unable to obtain shareholder approval for this proposal, it will not be able to obtain the $5 million additional working capital to fund its continuing operations and clinical trials.

     If the Company is unsuccessful in obtaining shareholder approval for this proposal, it may not be able to issue shares of Common Stock upon conversion of the Senior Convertible Notes or exercise of the Notes Buyers' Warrants by the Notes Buyers or to issue shares of Common Stock to pay interest on the Senior Convertible Notes. Unless the notes are otherwise redeemed prior to the due date, the Company will be required to repay the entire face amount of $15 million and any unpaid and accrued interest in cash when the notes come due on March 31, 2008. Under certain circumstances, the Company could further be construed to be in breach of the Securities Purchase Agreement and be in default under the Senior Convertible Notes if it fails to obtain shareholder approval for either this Proposal No. 2 or Proposal No. 3. In that case, the Notes Buyers would be able to require the Company to redeem all or any portion of the Senior Convertible Notes at a price equal to 110% of the sum of (i) the portion of the principal amount to be redeemed and (ii) any unpaid interest and late charges.

     In addition, the Notes Buyers have the right to, from time to time, redeem all or a portion of the Senior Convertible Notes in cash after the third year from the issuance date (provided that all of the conditions for redemption are met). Without the ability to convert the Senior Convertible Notes into shares of

Common Stock, the Notes Buyers could elect to redeem such notes if they decide to reduce the outstanding balance of such Notes. Depending on the Company's cash position at the time of redemption, any redemption payment may affect the Company's liquidity and may have a material adverse effect on its then current operations.

     Furthermore, on December 19, 2002, the Company issued and sold a convertible, redeemable, five-year interest-bearing Series A Convertible Debenture (the "Aventis Debenture") to Aventis Pharmaceuticals, Inc. ("Aventis") for proceeds of $3 million. The Aventis Debenture is convertible into Common Stock based upon a price substantially equivalent to the market price of the Common Stock at the time of conversion. In connection with the sale of the Aventis Debenture, the Company entered into a debenture purchase agreement with Aventis (the "Debenture Purchase Agreement"). One of the covenants of the Debenture Purchase Agreement requires the Company to reserve and keep available authorized Common Stock issuable upon conversion of the entire outstanding principal amount of $3 million and any unpaid and accrued interest. Based upon the market price of the Common Stock on April 9, 2003, the Aventis Debenture was convertible into 1,075,269 shares of Common Stock. If the Company is unsuccessful in obtaining shareholder approval for this proposal, the Company may be in breach of the Debenture Purchase Agreement when Aventis decides to convert the Aventis Debenture and Aventis may declare all obligations of the Company under the Aventis Debenture to be immediately due and payable.

     Finally, as discussed under Proposal 3 below, the Company does not generate any revenues and will continue to finance its operations through the sale of its capital stock, including convertible securities. While the Company is exploring all financing and strategic alternatives, it may need to continue to raise funds through the sale of its capital stock in order to continue its operations and clinical trials without interruption. The Company is not currently negotiating any offering that would result in the issuance of the Common Stock which would become available for sale as a result of shareholder approval of this Proposal No. 2. However, the Company will not be able to conduct an offering at any future time unless it has sufficient authorized but unissued shares of Common Stock and Preferred Stock available under its Certificate of Incorporation.

     The Board of Directors believes that it is prudent to increase the number of authorized shares of Common Stock and Preferred Stock to the proposed level in order to provide a reserve of shares available for issuance in connection with possible future action, including, without limitation, the issuance in private or public sales of equity securities or convertible securities as a means of raising working capital or in connection with strategic alliances. Having such additional authorized Common Stock and Preferred Stock available for issuance in the future would allow the Board of Directors to issue shares of Common Stock and Preferred Stock without delay and enable the Company to engage in financing transactions and/or strategic alliances and take advantage of changing market and financial conditions on a more timely basis as determined by the Board of Directors. In addition, it is necessary to authorize such shares to have them available for issuance upon (i) the conversion of the outstanding principal amount and accrued interest of the Aventis Debenture, (ii) the exercise of the issued and outstanding Company Warrants and the Mainfield
Warrants, and (iii) subject to the shareholder approval sought under this Proposal No.2 and Proposal No. 3, the conversion of the Senior Convertible Notes (and any unpaid and accrued interest thereon payable in shares of Common Stock) and the exercise of the Notes Buyers' Warrants sold in the first tranche or to be sold in the Second Tranche, subject to the conditions discussed above.

Voting Agreements

     In connection with the private placement, certain shareholders of the Company, who together beneficially own 39.1% of the shares of Common Stock currently outstanding (the "Approving Shareholders"), entered into separate voting agreements with the Company dated March 31, 2003 (the "Voting Agreements"). A form of the Voting Agreement was filed as an exhibit to the Current Report on Form 8-K dated April 1, 2003 (see "Where can I find more information?" above).

     The Approving Shareholders have agreed to vote (i) in favor of this Proposal No. 2 and Proposal No. 3 at the 2003 Annual Meeting and (ii) against any corporate action or agreement that would result in a breach of any transaction documents entered into in connection with the private placement of the Senior Convertible Notes and the Notes Buyers' Warrants. The Voting Agreements contain customary representations and warranties relating to the Approving Shareholders' ownership of the Common Stock, authority and no conflicts. The Approving Shareholders include (i) directors who together beneficially own 6.7% of the shares of Common Stock currently outstanding, (ii) one of the Notes Buyers (including its affiliates) who beneficially own 19.7% of the shares of Common Stock currently outstanding, and (iii) eight other existing shareholders of the Company who together beneficially own 12.7% of the shares of Common Stock currently outstanding. The director who did not execute a Voting Agreement beneficially owns less than 1% of the shares of Common Stock currently outstanding and has informed the Company that he intends to vote in favor of this Proposal No. 2 and Proposal No. 3 at the Annual Meeting. Of the two Notes Buyers that did not execute a Voting Agreement, one of them does not currently own any shares of

Common Stock and the other, a beneficial owner of 13.4% of the shares of Common Stock currently outstanding (the "13.4% Notes Buyer"), is restricted from entering such Voting Agreement due to an internal corporate governance policy. The 13.4% Notes Buyer informed the Company that it intends to vote in favor of this Proposal No. 2 and Proposal No. 3 at the Annual Meeting. Therefore, based on the Voting Agreements constituting 39.1% of the shares of Common Stock currently outstanding and the affirmative votes the Company expects from the 13.4% Notes Buyer, the Company believes that at least 52.5% of the shares of Common Stock currently outstanding will be voted in favor of this Proposal No. 2 and Proposal No. 3.

General Effect of the Amendment

     Upon approval of this Proposal 2, the Amended and Restated Certificate of Incorporation (a form of which is attached hereto as Appendix A) will be filed with the Secretary of State of the State of Delaware and the number of authorized shares of Common Stock will be increased from 30,000,000 shares to 60,000,000 shares and the number of authorized shares of Preferred Stock will be increased from 2,000,000 shares to 4,000,000 shares (without affecting par values).

     The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. The additional Preferred Stock to be authorized by adoption of the Amendment would have rights identical to the Preferred Stock of the Company currently authorized by the Certificate of Incorporation of the Company. Adoption of the proposed Amendment and subsequent issuance of the Common Stock or Preferred Stock would not affect the rights of the holders of currently outstanding Common Stock or Preferred Stock, except for effects incidental to increasing the number of shares of the Company's Common Stock and Preferred Stock.

     Current holders of Common Stock have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of such stock. The buyers of the Senior Convertible Notes do however have a right of first refusal for a period of 18 months following the closing of the Second Tranche (or for a period of 18 months following May 31, 2003 if there has been no closing of the Second Tranche) to purchae any equity or debt security offered for sale by the Company (see "Description of Securities - Senior Convertible Notes" for a full discussion of the right of first refusal). The authorization of additional shares of Common Stock might potentially dilute the voting power and percentage ownership of existing shareholders. Subject to the shareholder approval sought under this Proposal No. 2 and Proposal No. 3, the Senior Convertible Notes and the Notes Buyers' Warrants issued on March 31, 2003 give the holders of such securities certain anti-dilution and price adjustment rights pursuant to which the conversion price of such notes and the exercise price of such warrants will be adjusted under certain circumstances (see "Description of Securities" below for a full description of the anti-dilution and price adjustment provisions).

     If the proposed Amendment is approved, the Board of Directors may cause the issuance of additional shares of Common Stock and/or Preferred Stock without further vote of shareholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange or automated quotation system (including the Nasdaq National Market) on which shares of the Company's Common Stock or Preferred Stock are then listed. If the Amendment is adopted, it will become effective upon filing of the Amended and Restated Certificate of Incorporation (a form of which is attached hereto as Appendix A) with the Secretary of State of the State of Delaware.

     The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Shares of authorized but unissued or unreserved Common Stock and Preferred Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

Vote Required and Board of Directors' Recommendation

     The Board of Directors recommends a vote "FOR" Proposal No. 2. The affirmative vote by a majority of the outstanding Common Stock of the Company will be required to amend the Company's Certificate of

Incorporation. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast with respect to this proposal.


                                 PROPOSAL NO. 3

                    SALE AND ISSUANCE OF UP TO $20 MILLION OF
                      SENIOR CONVERTIBLE NOTES AND WARRANTS

Covenants under the Private Placement

     The Company has funded its operations since inception primarily through the sale of its Common Stock. The Company does not generate any revenues and must explore a full range of financing and strategic alternatives to raise funds in order to continue its operations and clinical trials without interruption.

     As discussed in Proposal No. 2, the Company issued and sold the Senior Convertible Notes and the Notes Buyers' Warrants to the Notes Buyers for proceeds of $15 million in the first tranche closed on March 31, 2003. In addition, and subject to certain conditions, the Company is obligated to sell and one of the investors is obligated to purchase an additional $5 million of such notes and warrants convertible into shares of the Common Stock, also with registration rights, in the Second Tranche.

     One of the covenants in the Securities Purchase Agreement entered into in connection with the private placement requires the Company to propose to its shareholders at the next meeting of shareholders the approval of the Company's issuance of all of the securities in the first $15 million tranche and the second $5 million tranche. This Proposal No. 3 is made, among other reasons discussed below, pursuant to this covenant.

Reasons for Shareholder Approvals

     The Company's Common Stock is listed on the Nasdaq National Market and is subject to the Nasdaq Marketplace Rules. Nasdaq Rule 4350 requires shareholder approval prior to the sale, issuance or potential issuance of 20% or more of the outstanding voting stock or securities convertible into voting stock before the issuance, in one transaction or a series of related transactions other than a public offering, at less than the greater of the book or market value of the stock. The Common Stock issuable upon conversion of the Senior Convertible Notes and exercise of the Notes Buyers' Warrants would exceed 20% of the total Common Stock outstanding. This Proposal No. 3 is made, among other reasons discussed in this proposal, in order to comply with the application of this Nasdaq rule, if necessary. In addition, the Notes Buyers Warrants were issued along with the Senior Convertible Notes for aggregate proceeds of $15 million to the Company. The Company is unable to determine the exact selling price of the warrants alone or to determine whether the issuance of the warrants was a below market value offering for purposes of interpreting the application of Rule 4350. As a result, Nasdaq may require the Company to obtain shareholder approval for the issuance of Common Stock upon conversion of the Senior Convertible Notes and the exercise of the Note Buyers' Warrants. Accordingly, the Company is seeking shareholder approval under this Proposal No. 3 in order to comply with the application of this aspect of Rule 4350, if necessary.

     In addition, Rule 4350 requires shareholder approval in connection with the issuance of securities that could result in a change of control of an issuer. While the rule currently does not specifically define when a change in control of an issuer may be deemed to occur, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction, a person or an entity will hold 20% or more of the issuer's then outstanding capital stock. For the purposes of calculating the holding of such person or entity, Nasdaq would take into account, in addition to all of the shares of capital stock received by such person or entity in the transaction, all of the shares held by such person or entity unrelated to the transaction and would assume the conversion of any convertible securities and exercise of any options or warrants held by such person or entity. The Senior Convertible Notes contain provisions that place a cap on the numbers of shares of Common Stock that can be issued upon their conversion, such that the Note Buyers shall not have the right to convert any portion of the notes to the extent that after giving effect to such conversion the Notes Buyers would beneficially own more than 19.99% or 4.99%, as the case may be for the respective Notes Buyer, of the number of shares of Common Stock outstanding immediately prior to such conversion. The Notes Buyers' Warrants provide a similar cap on the number of shares of Common Stock issuable upon exercise.

     If Nasdaq decides to interpret Rule 4350 to require shareholder approval for the issuance of Common Stock upon conversion of the Senior Convertible Notes or exercise of the Notes Buyers' Warrants and the Company is unsuccessful in obtaining shareholder approval for this proposal, the Company will not be able to issue shares of Common Stock upon conversion of such notes or to pay interest thereon in shares of Common Stock. Unless the notes are otherwise redeemed prior to the due date, the Company will be required to repay the entire face amount of $15 million and any unpaid and accrued interest in cash when the notes come due on March 31, 2008. Under certain circumstances, the Company could further be construed to be in breach of the Securities Purchase Agreement and be in default under the Senior Convertible Notes if it fails to obtain shareholder approval for either Proposal No. 2 or this Proposal No. 3. In that case, the Notes Buyers would be able to require the Company to redeem all or any portion of the Senior Convertible Notes at a price equal to 110% of the sum of (i) the portion of the principal amount to be redeemed and (ii) any unpaid interest and late charges.

     In addition, the Notes Buyers have the right to, from time to time, redeem all or a portion of the Senior Convertible Notes in cash after the third year from the issuance date (provided that all of the conditions for redemption are met). Without the ability to convert the Senior Convertible notes into shares of Common Stock, the Notes Buyers could elect to redeem such notes if they decide to reduce the outstanding balance of such notes. Depending on the Company's cash position at the time of redemption, any redemption payment may affect the Company's liquidity and may have a material adverse effect on its then current operations.

     Finally, as discussed in Proposal No. 2, the closing of the Second Tranche of the private placement is conditioned upon, among other things, the Company's obtaining shareholder approval for Proposal No. 2 and this Proposal No. 3. If the Company is unable to obtain shareholder approval for this proposal, it will not be able to obtain the $5 million additional working capital to fund its continuing operations and clinical trials.

Voting Agreements

     As discussed in Proposal No. 2, the Approving Shareholders, who together beneficially own 39.1% of the shares of Common Stock currently outstanding, entered into the Voting Agreements pursuant to which they have agreed to vote
(i) in favor of Proposal No. 2 and this Proposal No. 3 at the 2003 Annual Meeting and (ii) against any corporate action or agreement that would result in a breach of any transaction documents entered into in connection with the private placement of the Senior Convertible Notes and the Notes Buyers' Warrants. The Voting Agreements contain customary representations and warranties relating to the Approving Shareholders' ownership of the Common Stock, authority and no conflicts. The Approving Shareholders include (i) directors who together beneficially own 6.7% of the shares of Common Stock currently outstanding, (ii) one of the Notes Buyers (including its affiliates) who beneficially own 19.7% of the shares of Common Stock currently outstanding, and (iii) eight other existing shareholders of the Company who together beneficially own 12.7% of the shares of Common Stock currently outstanding. The director who did not execute a Voting Agreement beneficially owns less than 1% of the shares of Common Stock currently outstanding and has informed the Company that he intends to vote in favor of Proposal No. 2 and this Proposal No. 3 at the Annual Meeting. Of the two Notes Buyers that did not execute a Voting Agreement, one of them does not currently own any shares of Common Stock and the other, a beneficial owner of 13.4% of the shares of Common Stock currently outstanding (the "13.4% Notes Buyer"), is restricted from entering such Voting Agreement due to an internal corporate governance policy. The 13.4% Notes Buyer informed the Company that it intends to vote in favor of Proposal No. 2 and this Proposal No. 3 at the Annual Meeting. Therefore, based on the Voting Agreements constituting 39.1% of the shares of Common Stock currently outstanding and the affirmative votes the Company expects from the 13.4% Notes Buyer, the Company believes that at least 52.5% of the shares of Common Stock currently outstanding will be voted in favor of Proposal No. 2 and this Proposal No. 3.

General Effect of the Private Placement

     Holders of the Senior Convertible Notes have certain rights that are senior to those of the holders of Common Stock. Shareholders should consider the following non-exclusive factors, among others, in determining whether to vote for the transaction:

     (i) The issuance of the Senior Convertible Notes, the ability of the Notes Buyers to convert such notes into Common Stock, the issuance of Common Stock upon exercise of the Notes Buyers' Warrants, and the conversion and exercise price adjustment provisions of the notes and the warrants, respectively, may impact the trading patterns and adversely affect the market price of the Common Stock;

     (ii) The holders of Senior Convertible Notes have a claim against the Company's assets senior to the holders of Common Stock in the event of the Company's liquidation or bankruptcy;

     (iii) Shareholders are subject to the risk of substantial dilution to their interests which may result from the issuance of shares of Common Stock upon conversion of the Senior Convertible Notes and exercise of the Notes Buyers' Warrants, particularly if such conversion and exercise are at prices below the then current market price, the price of the Common Stock may decline due to the resulting increase in the number of shares outstanding. In addition, the issuance of Common Stock will dilute the voting power and percentage ownership of existing shareholders; and

     (iv) All shares of Common Stock issuable upon the conversion of Senior Convertible Notes or exercise of the Notes Buyers' Warrants will be entitled to certain registration rights. Consequently, if such shares are registered, such shares will be freely transferable without restriction under the Securities Act of 1933, as amended (but may be subject to the short-swing profit rules and other restrictions under the Exchange Act). Such free transferability could materially and adversely affect the market price of the Common Stock if a sufficient number of such shares are sold into the market. In addition, even if the shares of Common Stock are not registered, the Notes Buyers may be eligible to sell some of the Common Stock pursuant to Rule 144.

Relationship of the Notes Buyers to the Company

     Smith Barney Fundamental Value Fund Inc. ("SB Fund") purchased $5 million of the Senior Convertible Notes and Notes Buyers' Warrants in the first tranche closed March 31, 2003. SB Fund is an affiliate of Smith Barney Asset Management, which holds 4,866,508 shares of Common Stock as of April 9, 2003, representing 17.4% of the outstanding Common Stock as of that date (see "Stock Ownership of Principal Shareholders and Management" below).

     Heartland Group, Inc. ("Heartland Group") purchased $5 million of the Senior Convertible Notes and Notes Buyers' Warrants in the first tranche. Heartland Group is an affiliate of Heartland Advisors, Inc., which holds 3,306,300 shares of Common Stock as of April 9, 2003, representing 11.8% of the outstanding Common Stock as of that date (see "Stock Ownership of Principal Shareholders and Management" below).

Vote Required and Board of Directors' Recommendation

     The Board of Directors recommends a vote "FOR" Proposal No. 3. The affirmative vote by a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting will be required to approve this proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast with respect to this proposal.


                            DESCRIPTION OF SECURITIES

     The  Company's  total  authorized   capital  stock  currently  consists  of
30,000,000 shares of Common Stock, par value $0.001 per share, and 2,000,000 shares of Preferred Stock, par value $0.001 per share.

Common Stock

     The Company is currently authorized to issue up to 30,000,000 shares of Common Stock, par value $0.001 per share. As of April 9, 2003, 24,701,639 shares of Common Stock were outstanding excluding:

     (i) approximately 3,700,000 shares reserved for issuance upon the exercise of the Company Warrants; and

     (ii) 150,000 shares of Common Stock issuable upon the exercise of the Mainfield Warrants.

     In addition, the Company is required to, immediately following the shareholder approval sought under Proposals No. 2 and No. 3, duly authorize and reserve for issuance a number of shares of Common Stock which equals 150% of (i) shares of Common Stock issuable upon the conversion of the entire face amount of the $15 million Senior Convertible Notes (which equals 6,000,000 shares of Common Stock based on the current conversion price, subject to adjustment in certain circumstances) and any unpaid and accrued interest thereon payable in shares of Common Stock, and (ii) 1,080,000 shares of Common Stock issuable upon the exercise of Notes Buyers' Warrants (subject to adjustment in certain circumstances). The Senior Convertible Notes and the Notes Buyers' Warrants are not convertible or exercisable, respectively, by the Notes Buyers until shareholder approval is obtained for Proposals No. 2 and No. 3.

     Upon the closing of the Second Tranche, which is subject to certain conditions set forth in the Securities Purchase Agreement including the shareholder approval sought under Proposals No. 2 and No. 3 (see "Senior Convertible Notes" below for a full discussion of these conditions), the Company will need to have additional shares available for issuance upon the conversion of the $5 million Senior Convertible Notes and the exercise of the 360,000 Notes Buyers' Warrants to be sold to one of the Notes Buyers.

     Furthermore, the Company is required to reserve and keep available authorized Common Stock issuable upon conversion of the entire outstanding principal amount of the $3 million Aventis Debenture and any unpaid and accrued interest. Based upon the market price of the Common Stock on April 9, 2003, the Aventis Debenture was convertible into 1,075,269 shares of Common Stock.

     All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon the conversion of the convertible securities and the exercise of outstanding warrants will be validly authorized and issued, fully paid, and non-assessable. The Common Stock is traded on the Nasdaq National Market under the symbol "APHT."

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive ratably dividends as may be declared by the Company's Board of Directors out of funds legally available therefor. The Securities Purchase Agreement pursuant to which the Senior Convertible Notes were sold provides that, for so long as such notes are outstanding, the Company is restricted from paying any cash dividend or distribution on the Common Stock without the prior express written consent of the holders of such notes representing not less than two-thirds of the aggregate principal amount of the then outstanding notes. In the event of a liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share ratably in all assets remaining, if any, after payment of liabilities. Holders of Common Stock have no preemptive rights and have no rights to convert their shares of Common Stock into any other securities.

     The above description contains all material terms and features of the Company's Common Stock and is qualified in all respects by reference to the Company's Certificate of Incorporation and Bylaws.

Preferred Stock

     The Company's Certificate of Incorporation authorizes the issuance of up to 2,000,000 shares of Preferred Stock, par value $0.001 per share, in series, with designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon established by its Board of Directors. Accordingly, the Company's Board of Directors is empowered, without shareholder approval, to issue Preferred Shares with dividend, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the Common Stock. As of April 9, 2003, none of shares of the Preferred Stock has been issued or was outstanding.

     The above description contains all material terms and features of the Company's Preferred Stock and is qualified in all respects by reference to the Company's Certificate of Incorporation and Bylaws.

Aventis Debenture

     On December 19, 2002, the Company issued and sold a convertible, redeemable, five-year interest-bearing Series A Convertible Debenture to Aventis for proceeds of $3 million. The debenture is convertible at Aventis's option under certain conditions into Common Stock based upon a price substantially equivalent to the market price of the Common Stock at the time of conversion. The Company has the right and obligation to redeem the note under certain conditions at any time within the next five years. The debenture gives Aventis registration rights, including certain "piggyback" rights which require the Company to, upon Aventis's request, include in any registration statement that the Company proposes to file any shares of Common Stock held by Aventis converted from the debenture.

     The above description of the Aventis Debenture is qualified in all respects by reference to the Series A Convertible Debenture, dated December 19, 2002, filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (see "Where can I find more information?" above).

Senior Convertible Notes

     On March 31, 2003, the Company issued and sold in a private placement convertible, redeemable, 5-year, interest-bearing Senior Convertible Notes and the Notes Buyers' Warrants to three institutional investors, including a substantial participation by two existing investors in the Company, for proceeds of $15 million in the first tranche closing. The Senior Convertible Notes carry registration rights. The Company has the right and obligation to redeem the Senior Convertible Notes under certain conditions at any time after the third year from the issuance date.

     The Senior Convertible Notes are convertible at a fixed price of $2.50 per share, unless otherwise adjusted prior to conversion pursuant to the anti-dilution and price adjustment provisions in the Securities Purchase Agreement. Subject to the shareholder approval sought under Proposals No. 2 and No. 3, the conversion price of the Senior Convertible Notes will be adjusted in the event of an issuance by the Company of Common Stock or securities convertible into Common Stock for a consideration per share less than a price equal to the conversion price of the notes in effect immediately prior to such issuance or sale (the "Dilutive Issuance"). If any Dilutive Issuance occurs on or prior to March 31, 2004, then immediately thereafter, the conversion price of the notes will be reduced to an amount equal to the per share consideration received by the Company in connection with the Dilutive Issuance. If any Dilutive Issuance occurs after March 31, 2004 and prior to March 31, 2006, then the conversion price will not be adjusted below a price equal to 80% of the conversion price in effect immediately before the Dilutive Issuance. If any Dilutive Issuance occurs on or after March 31, 2006 and prior to March 31, 2008, then immediately after such issuance, the conversion price will be reduced to an amount equal to the product of (x) the conversion price in effect immediately prior to the Dilutive Issuance and (y) the quotient of (1) the sum of (I) the product of the conversion price then in effect immediately before the Dilutive Issuance and the number of shares of Common Stock outstanding immediately prior to such issuance and (II) the consideration, if any, received by the Company upon the Dilutive Issuance, divided by (2) the product of (I) the conversion price then in effect immediately before the Dilutive Issuance multiplied by (II) the number of shares of Common Stock outstanding immediately after the Dilutive Issuance.

     The foregoing provisions do not apply to Common Stock issued or issuable by the Company (i) in connection with any employee benefit plan which has been approved by the Company's board of directors, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company, (ii) upon conversion of the Senior Convertible Notes or upon exercise of the Notes Buyers' Warrants, (iii) in connection with the payment of any interest on the Senior Convertible Notes in the form of shares of Common Stock, (iv) in connection with a strategic partnership or joint venture in which there is a significant commercial relationship between the Company and a third party, the primary purpose of which is not to raise capital in an amount not to exceed, in the aggregate, gross proceeds of $20,000,000 or an aggregate of 10,000,000 shares of Common Stock, (v) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds in excess of $45,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, and "equity lines") and (vi) upon conversion of any options or convertible securities which are outstanding under any of the Company's stock option plans on the day immediately preceding March 31, 2003, provided that the terms of such options or convertible securities are not amended, modified or changed on or after March 31, 2003.

     The Company is obligated to sell and one of the Notes Buyers is obligated to purchase an additional $5 million of the Senior Convertible Notes and 360,000 additional Notes Buyers' Warrants in the Second Tranche, subject to certain conditions:

     (i) a registration statement, filed pursuant to the Registration Rights Agreements between the Company and the individual Notes Buyers, is effective and available for the resale of the shares issuable upon conversion of the $15 million Senior Convertible Notes and exercise of the 1,080,000 Notes Buyers Warrants on each of the 10 trading days immediately prior to the closing of the Second Tranche;

     (ii) the Common Stock continuing to be listed on the Nasdaq and it not having been suspended from trading or having been threatened with delisting by the Nasdaq, or having fallen below the minimum standards for continued listing;

     (iii) no change in control of the Company or event of default having occurred under the Senior Convertible Notes then outstanding;

     (iv) the Company's performance of its obligation to deliver shares of Common Stock issuable upon the conversion of the then outstanding Senior Convertible Notes and the Notes Buyers' Warrants;

     (v) payment of interest on a timely basis;

     (vi) the Company's share price remaining above $3.00 per share; and

     (vi) shareholder approval sought under Proposals No. 2 and No. 3 having been obtained.

     The Securities Purchase Agreement imposes operating restrictions on the Company. These restrictions will, among other things, limit the Company's ability to:

     (i)  on  or  before   March  31,  2006,   incur  or  guarantee   additional
indebtedness;

     (ii) redeem, pay cash dividends or make other distributions on the Common Stock; and

     (iii) create liens.

     In addition, for a period of 18 months following the issuance of convertible notes and warrants in the Second Tranche or, if no such convertible notes and warrants are issued, then following May 31, 2003, the Company is restricted from issuing, selling or exchanging, (A) any shares of Common Stock,
(B) any other equity securities of the Company, including without limitation shares of Preferred Stock, (C) any debt securities of the Company (other than debt with no equity feature), including without limitation any debt security which by its terms is convertible into or exchangeable for any equity securities of the Company, (D) any of the Company's securities that are a combination of debt and equity, or (E) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security, unless in each case the Company shall have first offered to sell such securities to the Notes Buyers on the same terms.

     The Senior Convertible Notes contain provisions that place a cap on the numbers of shares of Common Stock that can be issued upon their conversion, such that the Note Buyers shall not have the right to convert any portion of the notes to the extent that after giving effect to such conversion the Notes Buyers would beneficially own more than 19.99% or 4.99%, as the case may be for the respective Notes Buyer, of the number of shares of Common Stock outstanding immediately prior to such conversion.

     The above description of the Senior Convertible Notes and certain terms of the Securities Purchase Agreement is qualified in all respects by reference to the Form of Initial Senior Convertible Notes and the Securities Purchase Agreement both filed as exhibits to the Company's Current Report on Form 8-K dated April 1, 2003 (see "Where can I find more information?" above).

Company Warrants

     The following table summarizes Company Warrant activity over the past three fiscal periods:

                                                                                            Weighted-Average
                                                                    Number of Warrants        Exercise Price
                                                                    ------------------        --------------
         Outstanding at January 31, 2000                                   1,804,400              $13.58
                     Granted                                                  36,000              $14.75
                     Exercised                                              (115,000)              $2.14
         Outstanding at January 31, 2001                                   1,725,400              $14.37
                                                                           ---------
                     Granted                                                 810,360              $14.75
                     Exercised                                                     -                 N/A
                                                                           ---------
         Outstanding at December 31, 2001                                  2,535,760              $14.49
                                                                           ---------
                     Granted                                                 909,180               $1.91
                     Exercised                                               (80,000)               $0.25
                                                                           ---------
         Outstanding at December 31, 2002                                  3,364,940              $11.43
                                                                           =========


         Exercisable at January 31, 2001                                   1,725,400              $14.37
         Exercisable at December 31, 2001                                  2,029,400              $14.43
         Exercisable at December 31, 2002                                  2,548,737              $12.34

     Each Company Warrant is exercisable for one share of Common Stock and is subject to the restrictive holding requirements of Rule 144 under the Securities Act of 1933, as amended. All of the Company Warrants granted in 2001 and 2002 were issued pursuant to the Aphton Corporation Incentive Plan adopted by the Company effective December 15, 1999 (see "Equity Compensation Plan" below for a full description of the incentive plan).

     The Company Warrants expire at various dates through October 1, 2021. The following table sets forth the exercise price ranges and average remaining lives with respect to the warrants outstanding and exercisable as of December 31, 2002:

                      Warrants Outstanding and Exercisable

     Range of               Number       Average     Average           Number        Average     Average
  Exercise Prices        Outstanding    Period (1)   Price (2)      Exercisable     Period (1)   Price (2)
  ---------------        -----------    ----------   ---------      -----------     ----------   ---------
 $.25  to  $14.00         1,361,580      16.8         $5.71            968,900         13.9        $7.25
$14.01  to  $14.99        1,580,360      15.9        $14.75          1,156,837         16.1       $14.75
$15.00  to  $24.00          423,000      12.9        $17.42            423,000         12.9       $17.42
                          ---------                                 ---------
                          3,364,940      15.9        $11.43          2,548,737         14.7       $12.34
                          =========                                 =========

(1) Weighted average remaining term in years
(2) Weighted average exercise price

Mainfield Warrant

     In a private placement closed February 24, 2003, the Company sold warrants entitling the holder thereof to purchase 150,000 shares of Common Stock at $2.96 per share. The warrants are exercisable, in whole or in part, at any time on or before February 24, 2008 and contain customary cashless exercise provisions. The warrants were registered on a Registration Statement on Form S-3 filed by the Company on behalf of the warrant-holder on April

14, 2003. The warrant-holder is not entitled, as warrant-holder, to receive dividends, to vote at or receive notice of any meeting of shareholders or to exercise any other rights whatsoever as shareholder.

     The above description of the Mainfield Warrants is qualified in all respects by reference to the Warrant to purchase Common Stock, dated February 24, 2003, filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the Registration Statement on Form S-3 (File No. 333-104517) filed on April 14, 2003 (see "Where can I find more information?" above).

Notes Buyers' Warrants

     As part of the private placement closed on March 31, 2003, the Company issued to the Notes Buyers five year warrants to purchase an aggregate total of 1,080,000 shares of the Company's Common Stock at $2.70 per share, unless otherwise adjusted prior to exercise pursuant to the anti-dilution and price adjustment provisions of the Notes Buyers' Warrants similar to those set forth in the Senior Convertible Notes (see a full description of these provisions under "Senior Convertible Notes" above). The exercise of the Notes Buyers' Warrants is subject to the shareholder approval sought under Proposals No. 2 and No. 3.

     The Notes Buyers' Warrants have registration rights and contain customary cashless exercise provisions. The warrant-holders are not entitled, as warrant-holders, to receive dividends, to vote at or receive notice of any meeting of shareholders or to exercise any other rights whatsoever as shareholders.

     Subject to the condition discussed under "Senior Convertible Notes" above, the Company is obligated to sell and one of the Notes Buyers is obligated to purchase an additional $5 million of the Senior Convertible Notes and Notes Buyers' Warrants convertible into shares of Common Stock, also with registration rights, in the Second Tranche.

     The Notes Buyers' Warrants contain provisions that place a cap on the numbers of shares of Common Stock that can be issued upon their exercise, such that the Note Buyers shall not have the right to exercise such warrants to the extent that after giving effect to such exercise the Notes Buyers would beneficially own more than 19.99% or 4.99%, as the case may be for the respective Notes Buyer, of the number of shares of Common Stock outstanding immediately prior to such exercise.

     The above description of the Notes Buyers' Warrants and certain terms of the Securities Purchase Agreement is qualified in all respects by reference to the Form of Warrant and the Securities Purchase Agreement both filed as exhibits to the Company's Current Report on Form 8-K dated April 1, 2003 (see "Where can I find more information?" above).


                  COMMITTEE MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors held six general meetings and five committee meetings during the year ended December 31, 2002. The Board of
Directors has three standing committees, all of which are composed of independent directors (as such term is defined under Nasdaq Marketplace Rule
4200): (1) an Audit Committee, consisting of Messrs. Basso (Chairman), Hibon and Stathis; (2) a Compensation Committee, consisting of Messrs. Basso (Chairman) and Stathis; and (3) a Nominating Committee, consisting of Messrs. Basso (Chairman) and Stathis.

     The Audit Committee reviews the financial statements of the Company, reviews the independent accountants' scope of engagement, performance and fees and reviews the adequacy of the Company's internal financial control procedures. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board (which is included in this Proxy Statement).

     The Compensation Committee reviews and recommends remuneration arrangements for various key executives.

     The Nominating Committee is responsible for support of the Board's director nomination process. The Nominating Committee held one meeting during the year ended December 31, 2002. On April 11, 2003, the Nominating Committee met to nominate Messrs. Georges Hibon and Nicholas John Stathis as candidates for directors. The Nominating Committee will consider suggestions from shareholders regarding possible director candidates. A written notice indicating such suggestions and containing detailed information concerning the nominees' qualifications should be submitted to the Secretary of the Company in the manner prescribed in the Company's Bylaws.


                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board determines the compensation objectives, policy and compensation for the Company's Chief Executive Officer
(CEO) and ratifies the compensation objectives, policy and compensation for the individuals named in the Summary Compensation table below (other than the CEO) set by the CEO. This Committee held two meetings during the year ended December 31, 2002. Each Committee member attended the meeting.

     The Compensation Committee seeks to provide rewards which are closely linked to Company and individual performance and ensure that compensation is at a level which enables the Company to attract and retain the high quality employees it needs. In addition, the committee considers performance factors particular to the CEO, such as his managerial accomplishments.

Compensation of the Chief Executive Officer

     The Compensation Committee believes that Mr. Gevas's total compensation as CEO reflects his performance in meeting or exceeding the goals established by the Committee.

     In determining Mr. Gevas's total compensation, the Compensation Committee considered the Company's overall performance and Mr. Gevas's individual performance by the measures described above for determining executive officers' compensation. It also considered the compensation and company performance of the chief executive officers of other leading companies, as well as incentives for future performance.

     The Company's performance as measured in the context of the biotechnology/biopharmaceutical industry and Mr. Gevas's contributions thereto, both management and scientific, have met or exceeded the Company's objectives. This performance included the structuring and negotiation of the Company's financings. The following stock price performance graph is provided as required by the Securities and Exchange Commission. The graph compares the Company's stock price appreciation with the stock price appreciation of both the Nasdaq Composite Index and a peer group of biotechnology/ biopharmaceutical companies which, like Aphton, had an initial public offering (IPO) during 1991, and includes the measurement point as defined and required by the SEC.

     The foregoing report has been furnished by the Compensation Committee consisting of Messrs. Basso (Chairman) and Stathis.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised of Messrs. Basso (Chairman) and Stathis. Both Messrs. Basso and Stathis are independent directors of the Company (as such term is defined under Nasdaq Marketplace Rule 4200).


                          STOCK PRICE PERFORMANCE CHART

     The following chart illustrates a comparison of the cumulative total shareholder return (change in stock price) of the Company's Common Stock with:

     (i) the CRSP Total Return Index for the Nasdaq Stock Market (the Nasdaq Composite Index);

     (ii) a peer group composed of other biotechnology/biopharmaceutical companies which had IPOs during the same year as the Company and are still publicly traded ("Peer Group I"). Peer Group I is composed of Cygnus Therapeutic Systems, Regeneron Pharmaceuticals, Cephalon Inc., Medimmune Inc., Isis Pharmaceuticals, Genelabs Technologies, Alkermes, Osteotech, Vertex, IDEC
Pharmaceuticals, Sepracor Inc., Alteon Inc., ImClone Systems, Genaera Pharmaceuticals (formerly Magainin) and Genta; and

     (iii) a peer group composed of other biotechnology/biopharmaceutical companies which had IPOs during the same year as the Company, are still publicly traded and have not had marketing approval for any products ("Peer Group II"). Peer Group II is composed of Cygnus Therapeutic Systems, Regeneron Pharmaceuticals, Genelabs Technologies, Alkermes, Alteon Inc., ImClone Systems, Genaera Pharmaceuticals (formerly Magainin) and Genta.

     The stock price performance chart commences in 1991, with a $100 investment in the Company, the Nasdaq index, Peer Group I and Peer Group II. The Company believes that the best date for its shareholders to begin comparisons is 1991, the year in which the Common Stock was first publicly traded. The Company is not aware of any published "third-party" index or existing listing of biotechnology/biopharmaceutical companies that the Company considers comparable to itself. The Company believes that the best peer group for graphic comparisons is the biotechnology/biopharmaceutical companies which, like the Company, had IPOs during 1991, are still publicly traded and have not had marketing approval for any products. This was the basis upon which the Company selected the companies for Peer Group II. Peer Group I was used for the same stock price performance comparison in the Company's proxy statement for the 2002 Annual Meeting of Shareholders and is included here because Nasdaq requires the Company to compare its total return to the index used in the immediately preceding fiscal year.

     Some of the biotechnology/biopharmaceutical companies which had IPOs in 1991 are not included here if they no longer exist or are no longer publicly traded. Because of this, the Company's relative stock price performance is negatively impacted from what is commonly called in the financial industry a "survivor bias."


                          1991   12/31   12/31   12/31  12/30   12/29   12/31   12/31  12/31   12/31   12/29  12/31   12/31
                          ----   -----   -----   -----  -----   -----   -----   -----  -----   -----   -----  -----   -----
    Period from IPO        IPO    1991    1992   1993    1994    1995    1996   1997    1998    1999   2000    2001    2002
    ---------------        ---    ----    ----   ----    ----    ----    ----   ----    ----    ----   ----    ----    ----

Aphton Corporation          100     111     261    314     134     143     279    145     182     218    257     209      55
All US & Foreign            100     123     142    165     160     225     275    336     465     866    523     412     285
on NASDAQ
Biotech Peer Group I        100     147     107     97      54     106      82     86     101     164    262     243     109
Biotech Peer Group II       100     204     153    131      71     101      75     75      62     112    174     177      67


     Five year graphic comparisons are required by the SEC. Below is an additional comparison commencing with a $100 investment in the Company, the Nasdaq index and the Peer Group at the required measurement date of December 31, 1997.


                                                     12/31   12/31  12/31   12/29   12/31    12/31
                                                     -----   -----  -----   -----   -----    -----
     Five years ended December 31, 2002               1997   1998    1999    2000    2001    2002
    -----------------------------------               ----   ----    ----    ----    ----    ----
Aphton Corporation                                     100    126     151     178     144       38
All US & Foreign on NASDAQ                             100    139     259     156     124       85
Biotech Peer Group I                                   100    118     190     305     283      127
Biotech Peer Group II                                  100     82     150     232     236       90


         The above charts are not intended to forecast or be indicative of possible future performances of the Company's Common Stock



                             EXECUTIVE COMPENSATION

     The following table sets forth, for each of the last three completed fiscal years, the annual compensation paid by the Company, together with long-term and other compensation, for the executive officers of the Company and the two additional most highly compensated employees of the Company whose compensation information is required to be disclosed by the Securities and Exchange Commission (collectively, the "named executive officers").

                         Summary Compensation Table (1)

                                    ------------------------------    -----------------------------------------
                                         Annual Compensation                   Long-Term Compensation
                                    ------------------------------    -----------------------------------------
                                                                              Awards                 Payouts
                                                                          ----------------          -----------
                                                                                                        Long
                                                               Other                                    Term
                                                               Annual                  Securities    Incentive
   Name, Age and Principal     Fiscal                          Compen-    Restricted   Underlying        Plan      All Other
          Position             Period                          sation        Stock      Options/       Payouts($)  Compen-
                                Ended    Salary($)  Bonus($)      ($)     Award(s)($)   SARs (#)                   sation ($)
----------------------------    -----    ---------  --------      ---     -----------   --------                 ----------
Philip C. Gevas                    2002  200,000    200,000        -           -         300,000        -            -
  Chairman, President and CEO     *2001  183,333    183,333        -           -            -           -            -
                                   2001  200,000    200,000        -           -            -           -            -
                                   2000  200,000    200,000        -           -            -           -            -

William A. Hasler                  2002   180,000       -          -           -         150,000        -            -
  Vice Chairman, Director and     *2001   165,000       -          -           -            -           -            -
  Co-CEO                           2001   180,000       -          -           -            -           -            -
                                   2000   180,000       -          -           -         150,000        -            -

Dov Michaeli                       2002   150,000    60,000         -           -         75,000         -            -
  Senior Vice President,          *2001   137,500    55,000         -           -            -           -            -
  Director, Medical Science        2001   150,000    60,000         -           -            -           -            -
  and Chief Medical Officer        2000   150,000    60,000         -           -            -           -            -

Paul Broome                        2002   135,000    30,000         -           -         30,000         -            -
  Vice President and Medical      *2001   121,000    27,500         -           -            -           -            -
  Director for Clinical Trials     2001   135,000    30,000         -           -            -           -            -
  and Regulatory Affairs,          2000   135,000    30,000         -           -            -           -            -
  Europe-Asia

----------------------------------------
(1) Mr. Frederick W. Jacobs, an executive officer of the Company, is omitted from this table as the total annual salary and bonus received by him during the last completed fiscal year was less than $100,000.

*  For the eleven month fiscal period ended December 31, 2001


Option Grants in Last Fiscal Year

     There were 909,180 warrants awarded to the Company's employees during the year ended December 31, 2002, of which 575,000 were awarded to the named executive officers listed below.

                                      Option/SAR Grants in Last Fiscal Year Table

Individual Grants                Number of     % of Total                                Potential Realizable Value at
                                Securities    Options/SARs    Exercise                   Assumed Annual Rates of Stock
                                Underlying     Granted To     or Base                    Price Appreciation For Option
                                Option/SARs   Employees in    Price     Expiration                   Term
Name                              Granted    Fiscal Year (%)   ($/Sh)      Date              5% ($)           10% ($)
----------------------------    ------------ ---------------- --------- -----------    ---------------- -----------------
Philip C. Gevas                   300,000         33.0%         1.91    10/1/2021         1,046,973        3,325,043
William A. Hasler                 150,000         16.5%         1.91    10/1/2021           523,486        1,662,522
Frederick W. Jacobs                20,000          2.2%         1.91    10/1/2021            69,798          221,670
Dov Michaeli                       75,000          8.2%         1.91    10/1/2021           261,743          831,261
Paul Broome                        30,000          3.3%         1.91    10/1/2021           104,697          332,504

Option Exercises and Fiscal Year-End Values

     The following table sets forth information concerning the unexercised options held by the named executive officers as of the end of the fiscal year.

                                      Option/SAR Exercises and Year-End Value Table

                Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year End Option/SAR Value

                                                                  Number of Securities
                                                                 Underlying Unexercised          Value of Unexercised
                                                  Value                Options/                 In-the-Money Options/
                                   Shares                      SARs at Fiscal Year End (#)    SARs at Fiscal Year End ($) (1)
                                 Acquired on                -------------------------------  ----------------------------------
             Name                Exercise(#)    Realized($)   Exercisable   Unexercisable   Exercisable    Unexercisable
             ----                -----------    -----------   -----------   -------------   -----------    -------------
Philip C. Gevas                       -              -          900,000           -           582,000            -
William A. Hasler                     -              -          321,000           -           291,000            -
Frederick W. Jacobs                   -              -           63,000           -            38,800            -
Dov Michaeli                          -              -          270,000        75,000            -            145,500
Paul Broome                           -              -           28,125        51,875            -             58,200

(1) Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. The market value of the shares covered by in-the-money options is the closing price at December 31, 2002, as quoted by Nasdaq, less the option exercise price.


Long-Term Incentive Plans - Awards in Fiscal Year

     No long-term incentive plan awards were granted during the year ended December 31, 2002.


                            EQUITY COMPENSATION PLAN

     The following table summarizes information, as of December 31, 2002, relating to the Company's equity compensation plans under which warrants may be granted to its employees from time to time.

                                        (a)                         (b)                          (c)
                                Number of Securities         Weighted-average            Number of Securities Remaining
                                 to be Issued upon          Exercise Price of         Available for Future Issuance
                                    Exercise of           Outstanding Options,       under Equity Compensation Plans
Plan Category                   Outstanding Option,        Warrants and Rights       (excluding Securities Reflected
                              Warrants and Rights (#)              ($)                      in Column (a)) (#)
--------------------------    ------------------------    ----------------------    -----------------------------------
Equity compensation
plans approved by                       N/A                        N/A                             N/A
shareholders

Equity compensation
plans not approved by
shareholders                         1,719,540 (1)                11.43                          280,460
                              ------------------------    ----------------------    -----------------------------------
                   Total:            1,719,540                                                   280,460

(1) Warrants granted in fiscal years 2001and 2002 under the Aphton Corporation Incentive Plan adopted by the Board of Directors of the Company effective as of December 15, 1999. The terms of the plan are summarized below.

Aphton Corporation Incentive Plan

     The purpose of the Aphton Corporation Incentive Plan is to provide both short and long term incentives to attract and retain selected employees with outstanding qualifications and to motivate selected employees to attain exceptional levels of performance and to reward them for their contributions and service to the Company. The incentive plan was adopted by the Company effective as of December 15, 1999. The incentive plan expires on December 15, 2020, unless otherwise extended by the Board of Directors of the Company.

     The Board of Directors of the Company has appointed a committee to administer the incentive plan. Under the incentive plan, the committee has the authority to, among other things, select employees to receive awards, determine the amount and terms (including the exercise price and expiration date) of such awards and amend the incentive plan or increase the number of shares subject thereto.

     The number of shares of Common Stock subject to awards under the incentive plan was 1,000,000, subject to certain customary adjustment provisions relating to recapitalizations, takeovers and liquidations. In November, 2002, the Incentive Plan was amended to increase the number of shares of Common Stock subject to awards from 1,000,000 to 2,000,000. The amendment was ratified by the Board of Directors on April 11, 2003.

     Each award of warrants includes dividend equivalent rights entitling the holder to receive a cash payment equal to the value of any dividend paid on a share of Common Stock with respect to which such right is awarded.


                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of Messrs. Basso (Chairman), Hibon and Stathis, who met the independence and qualification requirements as provided in the applicable Marketplace Rules of the Nasdaq Stock Market. The committee held two meetings during the year ended December 31, 2002, all of which were attended by a majority of the Committee. All of the members of the Committee possess financial literacy and Messrs. Basso and Hibon possess financial expertise by virtue of their experience as senior officers with financial oversight.

     The Audit Committee met with the independent public accountants and management to assure that management and the independent public accountants were carrying out their respective responsibilities. The Committee reviewed the performance and fees of the independent public accountants and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of the financial reporting. The Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles and underlying estimates. The Committee discussed with and received a letter from the independent public accountants confirming their independence. The independent public accountants had full access to the Committee, including regular meetings without the Chief Executive Officer or the Co-Chief Executive Officer present. The Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K filing with the Securities and Exchange Commission. In addition, the Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     The foregoing report has been furnished by the Audit Committee which consists of Messrs. Basso (Chairman), Hibon and Stathis.

     The Board of Directors, upon recommendation of its Audit Committee, composed of independent members of the Board, has appointed Ernst & Young LLP as independent accountants for the Company for the year ended December 31, 2002. In taking this action, the members of the Board and the Audit Committee considered carefully Ernst & Young LLP's performance for the Company in that capacity since its appointment in 2000, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.

     Fees for all services provided by Ernst & Young LLP for the year ended December 31, 2002 are as follows:

     o Audit Fee: For the year ended December 31, 2002, the Company paid Ernst & Young LLP audit fees of $48,925 of which $6,690 related to timely quarterly reviews. In addition, the Company paid Ernst & Young LLP audit related fees of $102,691 related to procedures performed in connection with the filing of registration statements with the SEC and the issuance of comfort letters to underwriters;

     o Financial Information Systems Design and Implementation Fees: Ernst & Young LLP did not provide any financial information systems design or implementation services to the Company during the year ended December 31, 2002; and

     o All Other Fees: The Company did not pay any other fees to Ernst & Young LLP during the year ended December 31, 2002.

     It is anticipated that a representative from Ernst & Young LLP, the Company's independent accountants, will be available to answer questions raised at the Annual Meeting of Shareholders and will be afforded the opportunity to make any statements the representative may desire to make.


                             AUDIT COMMITTEE CHARTER

                (as adopted by the Company's Board of Directors)

Purpose of the Audit Committee

     The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee's members in business, financial and accounting matters.

Membership

     The Audit Committee is comprised of at least three directors who meet the independence and qualification requirements as provided in the applicable
Marketplace Rules of The Nasdaq Stock Market. Appointment to the Committee, including the designation of the Chair of the Committee, shall be made on an annual basis by the full Board.

Responsibilities

         The Audit Committee:

     o and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent auditor. The Audit Committee recommends the selection and the discharge of the independent auditor to the Board of Directors. The independent auditor, in its capacity as an independent public accounting firm, is to be informed that it is responsible to the Board of Directors and the Audit Committee as representatives of the shareholders.

     o on at least an annual basis obtains from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with standards set by the Independence Standards Board. The Audit Committee discusses with the independent auditor relationships and services that in the view of the Committee may affect auditor objectivity or independence. If the Committee is not satisfied with the auditor's assurances of independence, the Committee takes or recommends to the full Board appropriate action to ensure the independence of the independent auditor.

     o reviews the audit fee, the independent auditor's non-audit services and factors related to the independence of the auditor such as the extent to which non-audit services have been performed.

     o meets with the independent auditors to review their audit plans, the audit scope, and the results of their audit work with regard to the adequacy and appropriateness of the accounting and financial controls of the corporation.

     o reviews annually the performance of the independent auditor in executing these plans and meeting their objectives.

     o reviews the use of auditors other than the independent auditor in cases such as management's request for second opinions.

     o reviews with the independent auditor its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards.

     o    reviews  and  discusses   with   management   the  audited   financial
          statements, management's evaluations of the Company's internal controls, overall quality of the Company's financial reporting, related auditor views and the basis for audit conclusions, and, if deemed appropriate, recommends to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year.

     o reviews and discusses management and independent auditor presentations to the Audit Committee with regard to various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

     o reviews matters related to the corporate compliance activities of the corporation.

     o reviews and reassesses the adequacy of its charter annually and determines whether to recommend to the full Board if the Audit Committee charter should be reaffirmed or modified.

     o publishes the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     o when appropriate, is authorized to designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

     The Chairman of the Audit Committee is to be contacted directly by the independent auditor (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed.



            STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of April 9, 2003 with respect to the beneficial ownership of the Common Stock by: (1) each person known to own beneficially more than 5% of the outstanding shares of Common Stock, based on the Schedules 13D, 13F and 13G on file for the Company and (2) the Company's directors and named executive officers, individually and as a group.

     Except as described in the table below, no other single shareholder of record owned or beneficially owned, as of April 9, 2003 more than 5% of the Common Stock. As of April 9, 2003, Cede & Co., a nominee of securities depositories for various segments of the financial industry, held approximately 22,056,632 shares, representing approximately 89.3% of the outstanding Common Stock, none of which was owned beneficially by Cede & Co.

     Name and Address of                                                                        Percentage of
     Beneficial Owner                                              Number of Shares            Common Stock**
     ----------------                                              ----------------            --------------
     Smith Barney Asset Management                                     4,866,508(1)              17.4
     388 Greenwich Street
     Legal Department, 20th Floor
     New York, New York  10013

     Heartland Advisors, Inc.                                          3,306,300(2)              11.8
     789 North Water Street
     Milwaukee, Wisconsin 53202

     Deutsche Bank AG                                                  1,338,436                  4.8
     Taunusanlage 12, D-60325
     Frankfurt am Main
     Federal Republic of Germany

     Philip C. Gevas                                                   2,407,350(3)(4)            8.6
     80 S.W. Eighth Street, Suite 2160
     Miami, Florida 33130

     William A. Hasler                                                   391,000(5)               1.4
     80 S.W. Eighth Street, Suite 2160
     Miami, Florida 33130

     Dov Michaeli                                                        352,500(6)               1.3
     80 S.W. Eighth Street, Suite 2160
     Miami, Florida 33130

     Robert S. Basso                                                     136,166(7)               *
     80 S.W. Eighth Street, Suite 2160
     Miami, Florida 33130

     Nicholas J. Stathis                                                 193,000(8)               *
     80 S.W. Eighth Street, Suite 2160
     Miami, Florida 33130

     Frederick W. Jacobs                                                  63,000(9)               *
     80 S.W. Eighth Street, Suite 2160
     Miami, Florida 33130


     Name and Address of                                                                        Percentage of
     Beneficial Owner                                              Number of Shares            Common Stock**
     ----------------                                              ----------------            --------------
     Georges Hibon                                                        54,000(10)               *
     80 S.W. Eighth Street, Suite 2160
     Miami, Florida 33130

     Paul Broome                                                          28,125(11)               *
     80 S.W. Eighth Street, Suite 2160
     Miami, Florida 33130

     All directors and named executive officers and as a               3,625,141                 13.0
     group



* Less than 1% of the outstanding Common Stock.
** For purposes of this table, a total of 27,906,736 shares of Common Stock is used. This represents the sum of (a) 24,701,639 shares of Common Stock outstanding as of April 9, 2003, (b) 3,055,097 shares of Common Stock issuable upon the exercise of currently exercisable Company Warrants, and
     (c) 150,000 shares of Common Stock issuable upon the exercise of the Mainfield Warrants (see "Description of Securities" above for a full description of these warrants).

(1) Does not include shares of Common Stock issuable upon conversion of the Senior Convertible Notes and exercise of the Notes Buyers' Warrants held by SB Fund, one of the Notes Buyers and an affiliate of Smith Barney Asset Management. The conversion of such notes and the exercise of such warrants are conditioned upon the shareholder approval sought for Proposals No. 2 and No. 3 having been obtained by the Company at the Annual Meeting and are subject to a 19.99% cap on SB Fund's beneficial ownership (see "Description of Securities" above).
(2) Does not include shares of Common Stock issuable upon conversion of the Senior Convertible Notes and exercise of the Notes Buyers' Warrants held by Heartland Group, one of the Notes Buyers and an affiliate of Heartland Advisors, Inc. The conversion of such notes and the exercise of such warrants are conditioned upon the shareholder approval sought for Proposals No. 2 and No. 3 having been obtained by the Company at the Annual Meeting and are subject to a 19.99% cap on Heartland Group's beneficial ownership (see "Description of Securities" above).
(3)  Includes 900,000 warrants held by Mr. Gevas that are currently exercisable.
(4) 1,859,050 shares of Common Stock were disposed of by Mr. Gevas to trusts. Mr. Gevas disclaims beneficial ownership of 1,507,350 of these shares, but may be deemed to have beneficial ownership of them. The remaining shares have been disposed of by the trusts.
(5)  Includes   321,000   warrants   held  by  Mr.  Hasler  that  are  currently
     exercisable.
(6)  Includes   270,000  warrants  held  by  Mr.  Michaeli  that  are  currently exercisable.
(7)  Includes 104,000 warrants held by Mr. Basso that are currently exercisable.
(8)  Includes   143,000   warrants  held  by  Mr.  Stathis  that  are  currently
     exercisable.
(9)  Includes 63,000 warrants held by Mr. Jacobs are currently exercisable.
(10) Includes 54,000 warrants held by Mr. Hibon that are currently exercisable.
(11) Includes 28,125 warrants held by Mr. Broome that are currently exercisable.

     The exercise prices of the above-mentioned warrants range from $1.91 to $24.00 per share. Forms 3 and 4 were filed for 524,000 of these warrants in November 2002. The Form 3 for Mr. Jacobs was amended in April 2003 to correct an error in the initial filing.



                             SHAREHOLDERS PROPOSALS

If a shareholder intends to have a proposal presented at the 2004 Annual Meeting of Shareholders, such a proposal must be received by the Company at its principal executive offices prior to December 29, 2003.

                                  MISCELLANEOUS

The Board of Directors knows of no other matters that are likely to come before the meeting. If any such matters should properly come before the meeting, however, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

/s/ Philip C. Gevas
-------------------
Philip C. Gevas
Chairman and Secretary

                                                                      APPENDIX A



                          FORM OF AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               APHTON CORPORATION

                                -----------------


          This  Amended  and  Restated   Certificate  of   Incorporation   (this
"Certificate of Incorporation") has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

          First: The name of the Corporation is

                               Aphton Corporation

          Second: The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801, Delaware. The name of its registered agent in the State of Delaware at such address is The Corporation Trust Company.

          Third: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

          Fourth: The total authorized capital stock of the Corporation shall be 64,000,000 shares consisting of:

          1. 60,000,000 shares of Common Stock, par value $ 0.001; and

          2. 4,000,000 shares of Preferred Stock, par value $ 0.001.

          The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon.

          Fifth: The name and mailing address of the incorporator is as follows:

                 Name                           Mailing Address
                 Josh DeRienzis                 1155 Avenue of the Americas
                                                New York, New York 10036

                                                       New York, New York  10036

          Sixth: BOARD OF DIRECTORS

          1. The business of the Corporation shall be under the direction of a Board of Directors except as otherwise provided by law. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (excluding, for the purpose of determining the number of directors constituting the entire Board, any vacancies in the Board of Directors). Commencing with the 1998 Annual Meeting of Stockholders of the Corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 Annual Meeting of Stockholders, the term of office of the second class to expire at the 2000 Annual Meeting of Stockholders and the term of office of the third class to expire at the 2001 Annual Meeting of Stockholders, with each director to hold office until such director's successor shall have been duly elected and qualified. At each Annual Meeting of Stockholders, commencing with the 1999 Annual Meeting of Stockholders, (i) Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

          3. Subject to the rights of the holders of any series of Preferred Stock then outstanding, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected or qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          4. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause.

          5. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Certificate of Incorporation or any series of Preferred Stock, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article SIXTH.

          SEVENTH: Subject to the rights of the holders of any series of Preferred Stock, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders and (B) special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President or by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Certificate of Incorporation or any series of Preferred Stock, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article SEVENTH.

          EIGHTH: The Board of Directors may make, alter or repeal the Bylaws of the Corporation subject to the power of the holders of the capital stock of the Corporation to alter, amend or repeal the Bylaws.

          NINTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

          1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article NINTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

          2. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the

Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendments, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to he indemnified under this Bylaw or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

          3. If a claim under paragraph (a) of this Bylaw is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          4. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or
hereafter   acquire  under  any  statute,
provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          5. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          I, THE UNDERSIGNED, being an authorized officer of the Corporation, do make this amended and restated certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and that I have accordingly hereunto signed my signature this ___ day of May ___, 2003.


                                     ------------------------
                                     Philip C. Gevas
                                     Chairman, President and
                                     Chief Executive Officer

                               APHTON CORPORATION
                        80 S.W. Eighth Street, Suite 2160
                              Miami, Florida 33130

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 21, 2003

                      PROXY SOLICITED BY BOARD OF DIRECTORS

         The undersigned hereby appoints each of Philip C. Gevas and Frederick
W. Jacobs or any successors thereto with power of substitution, to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Aphton Corporation (the "Company"), on May 21, 2003, and any adjournments of that meeting, with all powers that the undersigned would possess, if personally present, with respect to the following:

(1) Proposal to elect the following nominees to serve as Class 2 directors of the Company until the 2006 Annual Meeting of Shareholders and thereafter until their successors are duly elected and qualified: GEORGES HIBON and NICHOLAS JOHN STATHIS. You may withhold authority to vote for one or more of the nominees by writing their name in the space provided below.

              [   ] FOR all nominees             [    ] WITHHOLD AUTHORITY

           ----------------------------------------------------------------

     (Instructions: Write the name of each nominee in the space above for whom authority to vote is withheld)

(2) Proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from THIRTY MILLION (30,000,000) to SIXTY MILLION (60,000,000) and to increase the number of authorized preferred stock from TWO MILLION (2,000,000) to FOUR MILLION (4,000,000).

         [    ] FOR                [    ] AGAINST             [    ] ABSTAIN

(3) Proposal to approve a $20 million private placement of senior convertible notes and warrants of which the first $15 million tranche closed on March 31, 2003.

         [    ] FOR                [    ] AGAINST             [    ] ABSTAIN

     This proxy will be voted as directed, or if no direction is indicated, will be voted FOR the election of both nominees of the Board of Directors in Proposal No. 1 and FOR Proposals No. 2 and No. 3.

     With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors, or if no recommendation is given, in their own discretion in the best interests of Aphton Corporation. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this Proxy Statement that would be presented for consideration at the Annual Meeting.

Date:  ____________________, 2003                       _______________________
                                                              Signature

     Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.